                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-47452 of SiRF Technology, Inc. on Form S-1 of our report dated September 29, 2000 (November 9, 2000 as to Note 14), appearing in the Prospectus, which is part of this Amendment No. 1 to Registration Statement, and of our report dated September 29, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

   We also consent to the reference to us under the heading "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California

November 10, 2000